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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Goodrich Petroleum Corporation of our report dated March 5, 2020, relating to the consolidated financial statements of Goodrich Petroleum Corporation, which report appears in the Form 10-K of Goodrich Petroleum Corporation for the year ended December 31, 2019, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Houston, Texas
July 23, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm